Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(3,008,544)
Unrealized Gain (Loss) on Market Value of Futures	1,880,424
Interest Income	42,437
Total Income (Loss)	$(1,085,683)

Expenses
K-1 Tax Expense	$23,555
Investment Advisory Fee	13,838
Audit Fees	7,524
Brokerage Commissions	1,459
NYMEX License Fee	723
Non-interested Directors' Fees and Expenses	360
Total Expenses	47,459
K-1 Tax Expense Waiver	(20,832)
Audit Fees Waiver	(6,163)
Net Expenses	$20,464
Net Gain (Loss)	$(1,106,147)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/08	$28,446,962
Net Gain (Loss)	(1,106,147)

Net Asset Value End of Period	$27,340,815
Net Asset Value Per Unit (500,000 Units)	$54.68

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber
Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502